Exhibit 5.1

Law Offices of Keller Rohrback L.L.P.	Suite 1400 3101 N. Central Avenue Phoenix, Arizona 85012-2600 telephone (602) 248-0088 facsimile (602) 248-2822 Attorneys at Law

March 21, 2014

IsoRay, Inc.

350 Hills Street, Suite 106

Richland, WA 99354

Re: IsoRay, Inc., Registration Statement on Form S-3 Filed Pursuant to Rule 462(b)

Ladies and Gentlemen:

We have acted as counsel to IsoRay, Inc., a Minnesota corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale of $2,445,876.33 in aggregate offering price of shares of the Company's common stock $0.001 par value per share (the "Common Stock" or “Securities”) as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”). The Registration Statement incorporates by reference the Registration Statement on Form S-3 (File No. 333-188579), filed with the Commission on May 13, 2013, amended on May 28, 2013 and declared effective by the Commission on June 14, 2013. The Securities are to be sold as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.

This opinions contained in this opinion letter are delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith, (ii) the Company’s Articles of Incorporation, as amended or supplemented (the “Articles of Incorporation”), (iii) the Company’s Bylaws, as amended (the “Bylaws”), and (iv) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Securities, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. We have not independently established any of the facts so relied on.

Exhibit 5.1

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the board of directors will have taken all action necessary to set the issuance price of the Securities to be offered and sold and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to (i) the General Corporation Law of the State of Minnesota (the “MGCL”) and the applicable statutory provisions of the Minnesota Constitution and the reported judicial decisions interpreting such statute and provisions, and (ii) the laws of the State of New York, to the extent applicable. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

All references in this opinion letter to the board of directors of the Company are intended to include an authorized committee thereof empowered and authorized to act under the MGCL in lieu of the full board of directors of the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

With respect to shares of Common Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(i) the Registration Statement, any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded;

(ii) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby;

Exhibit 5.1

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the applicable Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(iv) a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

(v) the final terms of any of the Securities (including any Securities comprising the same or subject thereto), and when issued, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or respect thereof in accordance with the terms thereof, and any consideration received by the Company for any such issuance, sale and delivery, will comply with, and will not violate, the Articles of Incorporation or Bylaws or any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Securities or the incurrence and performance of such obligations may be subject or violate any applicable public policy, or be subject to any defense in law or equity;

(vi) there will exist, under the Articles of Incorporation, the requisite number of authorized but unissued shares of Common Stock; and

(vii) to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

The opinions above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

We express no opinion as to any provision in any stock purchase contract, other agreement pursuant to which any Securities are to be issued or governed, or the Articles of Incorporation or Bylaws (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that releases, exculpates or exempts a party from, or requires indemnification or contribution of a party for, liability for its own negligence or misconduct; (iv) that purports to allow any party to unreasonably interfere in the conduct of the business of another party; (v) that purports to require any party to pay any amounts due to another party without a reasonable accounting of the sums purported to be due; (vi) that purports to prohibit the assignment of rights that that may be assigned pursuant to applicable law regardless of an agreement not to assign such rights; (vii) that purports to require that amendments to any agreement be in writing; (viii) relating to powers of attorney, severability or set-off; (ix) that purports to limit access exclusively to any particular courts; (x) that provides a waiver of stay, extension or usury laws or of unknown future rights; and (xi) providing that decisions by a party are conclusive or may be made in its sole discretion. We express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

Exhibit 5.1

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Securities.

Very truly yours,

Keller Rohrback, L.L.P.

/s/ Keller Rohrback, L.L.P.